Exhibit 99.1

KILROY REALTY CORPORATION

Q2 2019 Supplemental Financial Report

333 Dexter
(South Lake Union, Seattle)

9455 Towne Centre Drive
(University Towne Center, San Diego)

Kilroy Oyster Point – Phase I
(South San Francisco)

NETFLIX
On Vine Mixed-Use Project
(Los Angeles)

Kilroy Realty Corporation
Second Quarter 2019 Supplemental Financial Report

This Supplemental Financial Report contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, information concerning lease expirations, debt maturities, potential investments, development and redevelopment activity, projected construction costs, dispositions and other forward-looking financial data. In some instances, forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “future,” “will,” “would,” “pursue,” or “project” and variations of such words and similar expressions that do not relate to historical matters. Forward-looking statements are based on Kilroy Realty Corporation’s current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of Kilroy Realty Corporation’s control. Accordingly, actual performance, results and events may vary materially from those indicated or implied in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to re-lease property at or above current market rates; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers' financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; and our ability to maintain our status as a REIT. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect Kilroy Realty Corporation’s business and financial performance, see the factors included under the caption “Risk Factors” in Kilroy Realty Corporation’s annual report on Form 10-K for the year ended December 31, 2018, and its other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the dates on which they are made. Kilroy Realty Corporation assumes no obligation to update any forward-looking statement made in this Supplemental Financial Report that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

Kilroy Realty Corporation
Second Quarter 2019 Supplemental Financial Report

Company Background

Kilroy Realty Corporation (NYSE: KRC), a publicly traded real estate investment trust and member of the S&P MidCap 400 Index, is one of the West Coast’s premier landlords. The Company has over 70 years of experience developing, acquiring and managing office and mixed-use real estate assets. At June 30, 2019, the Company’s stabilized portfolio totaled approximately 13.5 million square feet of office space that was 93.8% occupied, located in the coastal regions of Los Angeles, Orange County, San Diego, the San Francisco Bay Area and Greater Seattle and 200 residential units located in the Hollywood submarket of Los Angeles.

Board of Directors		Executive Management Team		Investor Relations
John Kilroy	Chairman	John Kilroy	President and CEO	12200 W. Olympic Blvd., Suite 200 Los Angeles, CA 90064 (310) 481-8400 Web: www.kilroyrealty.com E-mail: investorrelations@kilroyrealty.com
Edward F. Brennan, PhD	Lead Independent	Jeffrey C. Hawken	Executive VP and COO
Jolie Hunt		Tracy Murphy	Executive VP, Life Science
Scott S. Ingraham		Robert Paratte	Executive VP, Leasing and Business Development
Gary R. Stevenson		Tyler H. Rose	Executive VP and CFO
Peter B. Stoneberg		Steve Rosetta	Executive VP and CIO
		Heidi R. Roth	Executive VP and Chief Administrative Officer
		Justin W. Smart	Executive VP, Development and Construction Services

Equity Research Coverage

Bank of America Merrill Lynch		J.P. Morgan
James Feldman	(646) 855-5808	Anthony Paolone	(212) 622-6682
BMO Capital Markets Corp.		KeyBanc Capital Markets
John P. Kim	(212) 885-4115	Craig Mailman	(917) 368-2316
BTIG		RBC Capital Markets
Thomas Catherwood	(212) 738-6140	Mike Carroll	(440) 715-2649
Citigroup Investment Research		Robert W. Baird & Co.
Michael Bilerman	(212) 816-1383	David B. Rodgers	(216) 737-7341
Deutsche Bank Securities, Inc.		Scotiabank
Derek Johnston	(210) 250-5683	Nicholas Yulico	(212) 225-6904
Evercore ISI		Stifel, Nicolaus & Company
Steve Sakwa	(212) 446-9462	John W. Guinee III	(443) 224-1307
Green Street Advisors		Wells Fargo
Daniel Ismail	(949) 640-8780	Blaine Heck	(443) 263-6529

Kilroy Realty Corporation is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding Kilroy Realty Corporation’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Kilroy Realty Corporation or its management. Kilroy Realty Corporation does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Kilroy Realty Corporation
Second Quarter 2019 Supplemental Financial Report

Executive Summary

Quarterly Financial Highlights	Quarterly Operating Highlights

• Net income available to common stockholders per share of $0.41	• Stabilized portfolio was 93.8% occupied and 97.2% leased at quarter-end

• FFO per share of $0.95	• 851,002 square feet of leases commenced in the stabilized portfolio

• Revenues of $200.5 million	• 897,918 square feet of leases executed in the stabilized portfolio

• Same Store GAAP NOI increased 4.7% compared to the prior year	- GAAP rents increased approximately 68.7% from prior levels

• Same Store Cash NOI decreased 5.6% compared to the prior year	- Cash rents increased approximately 41.3% from prior levels

Capital Markets Highlights	Strategic Highlights

• In May, increased the regular quarterly cash dividend to common stockholders by	• In May, completed the sale of an 84,000 square foot operating property in the 101
6.6% to $0.485 per share; an annualized rate of $1.94 per share	Corridor submarket of Los Angeles for gross proceeds of $18.3 million

• In July 2019, fully and physically settled 5,000,000 shares of the Company’s	• In May and June, completed construction and commenced GAAP revenue on the
common stock in connection with the August 2018 forward transaction for net	first phase of The Exchange on 16th, which represents approximately 52% of the
proceeds of approximately $354.3 million, which was used to pay down our	750,000 square foot development project located in San Francisco’s Mission Bay
unsecured revolving credit facility	district. The office component of the project is 100% leased to Dropbox

• As of the date of this report, $60.0 million was outstanding on our unsecured	• In June, added 100 Hooper, a 394,000 square foot development project located in
revolving credit facility	San Francisco’s SOMA district, to the stabilized office portfolio. The office component is 100% leased and occupied by Adobe and the remaining 82,000 square feet of PDR space is approximately 86% leased and 20% occupied

• In June, executed a long-term lease with a Fortune 50 publicly-traded company for
100% of 333 Dexter, a 635,000 square foot development project located in the South
Lake Union submarket of Seattle

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Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 34-35 “Definitions Included in Supplemental.”

Kilroy Realty Corporation
Second Quarter 2019 Supplemental Financial Report

Financial Highlights
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended
	6/30/2019 (1) (2)	3/31/2019 (1)	12/31/2018 (2)	9/30/2018	6/30/2018 (2)
INCOME ITEMS:
Revenues	$200,492	$201,202	$190,842	$186,562	$187,072
Lease Termination Fees, net	1,824	1,888	1,293	431	1,093
Net Operating Income (3)	141,916	142,442	137,636	131,020	129,465
Capitalized Interest and Debt Costs	20,880	19,437	19,519	19,156	15,811
Net Income Available to Common Stockholders	42,194	36,903	160,220	34,400	27,549
EBITDA, as adjusted (3) (4)	120,025	119,172	113,883	112,085	108,473
Funds From Operations (4) (5) (6) (7)	99,905	99,812	81,330	94,247	88,629
Net Income Available to Common Stockholders per common share – diluted (6)	$0.41	$0.36	$1.58	$0.33	$0.27
Funds From Operations per common share – diluted (4) (6) (7)	$0.95	$0.95	$0.78	$0.90	$0.86
LIQUIDITY ITEMS:
Funds Available for Distribution (5) (6) (8)	$52,369	$65,934	$51,792	$68,758	$51,953
Dividends per common share (6)	$0.485	$0.455	$0.455	$0.455	$0.455
RATIOS:
Net Operating Income Margins	70.8%	70.8%	72.1%	70.2%	69.2%
Fixed Charge Coverage Ratio	3.9x	4.0x	3.7x	3.8x	3.9x
FFO Payout Ratio (4) (7)	50.0%	46.9%	57.5%	49.6%	52.7%
FAD Payout Ratio (8)	95.4%	71.1%	90.3%	68.0%	89.9%
ASSETS:
Real Estate Held for Investment before Depreciation	$8,824,558	$8,616,167	$8,426,632	$8,329,580	$8,138,413
Total Assets	8,094,721	7,883,987	7,765,707	7,562,236	7,384,784
CAPITALIZATION: (9)
Total Debt	$3,210,427	$3,020,882	$2,955,811	$2,891,725	$2,807,627
Total Common Equity and Noncontrolling Interests in the Operating Partnership	7,602,085	7,823,144	6,462,321	7,367,745	7,762,978
Total Market Capitalization	10,812,512	10,844,026	9,418,132	10,259,470	10,570,605
Total Debt / Total Market Capitalization	29.7%	27.9%	31.4%	28.2%	26.6%

______________________________________________________
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 34-35 “Definitions Included in Supplemental.”

(1)	The Company adopted ASC 842 “Leases” effective January 1, 2019. Please refer to page 10 for a description of the impact of the adoption on our consolidated statements of operations.

(2)
Net Income Available to Common Stockholders includes $7.2 million of gains on sale of depreciable operating properties for the three months ended June 30, 2019, $142.9 million of gains on sales of depreciable operating properties, an $11.8 million gain on sale of land and a $12.6 million loss on early extinguishment of debt for the three months ended December 31, 2018 and $5.6 million of provision for bad debts for the three months ended June 30, 2018.

(3)
Please refer to page 10 for the calculation of Net Operating Income and pages 36-37 for reconciliations of GAAP Net Income Available to Common Stockholders to Net Operating Income and EBITDA, as adjusted.

(4)
EBITDA, as adjusted, and Funds From Operations include a $11.8 million gain on sale of land and $5.6 million of provision for bad debts for the three months ended December 31, 2018 and June 30, 2018, respectively. The Company’s calculation of EBITDA, as adjusted, is the same as EBITDAre, as defined by NAREIT, as the Company does not have any unconsolidated joint ventures.

(5)
Please refer to page 8 for reconciliations of GAAP Net Income Available to Common Stockholders to Funds From Operations available to common stockholders and unitholders and Funds Available for Distribution to common stockholders and unitholders and page 9 for a reconciliation of GAAP Net Cash Provided by Operating Activities to Funds Available for Distribution to common stockholders and unitholders.

(6)	Reported amounts are attributable to common stockholders, common unitholders and restricted stock unit holders.

(7)	Funds From Operations for the three months ended December 31, 2018 includes a $12.6 million loss on early extinguishment of debt.

(8)	Funds Available for Distribution for the three months ended December 31, 2018 includes a $11.8 million cash loss on early extinguishment of debt.

(9)	Please refer to page 28 for additional information regarding our capital structure.

Kilroy Realty Corporation
Second Quarter 2019 Supplemental Financial Report

Net Income Available to Common Stockholders / FFO Guidance and Outlook
(unaudited, $ and shares/units in thousands, except per share amounts)

The Company is providing an updated guidance range of NAREIT-defined FFO per diluted share for its fiscal year 2019 of $3.67 to $3.78 per share with a midpoint of $3.73 per share.

	Full Year 2019 Range
	Low End	High End
Net income available to common stockholders per share - diluted	$1.52	$1.63

Weighted average common shares outstanding - diluted (1)	105,500	105,500

Net income available to common stockholders	$160,000	$172,000
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	3,300	3,500
Net income attributable to noncontrolling interests in consolidated property partnerships	17,000	20,000
Depreciation and amortization of real estate assets	248,000	248,000
Gains on sales of depreciable real estate	(7,169)	(7,169)
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(26,500)	(29,500)
Funds From Operations (2)	$394,631	$406,831

Weighted average common shares and units outstanding - diluted (3)	107,500	107,500

FFO per common share/unit - diluted (3)	$3.67	$3.78

Key 2019 assumptions include:

•	Dispositions of approximately $150.0 million

•	Flat same store cash net operating income (2)

•	Year-end occupancy of 94.0% to 95.0%

•	Total remaining development spending of approximately $250.0 million to $300.0 million
________________________

(1)	Calculated based on estimated weighted average shares outstanding including non-participating share-based awards.

(2)	See pages 32-33 for Management Statements on Funds From Operations and Same Store Cash Net Operating Income.

(3)
Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of stock options, contingently issuable shares, and shares issuable under forward equity sale agreements and assuming the exchange of all common limited partnership units outstanding. Reported amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.

The Company’s guidance estimates for the full year 2019, and the reconciliation of net income available to common stockholders per share - diluted and FFO per share and unit - diluted included within this report, reflect management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of the events referenced in this report. Although these guidance estimates reflect the impact on the Company’s operating results of an assumed range of future disposition activity, these guidance estimates do not include any estimates of possible future gains or losses from possible future dispositions because the magnitude of gains or losses on sales of depreciable operating properties, if any, will depend on the sales price and depreciated cost basis of the disposed assets at the time of disposition, information that is not known at the time the Company provides guidance, and the timing of any gain recognition will depend on the closing of the dispositions, information that is also not known at the time the Company provides guidance and may occur after the relevant guidance period. We caution you not to place undue reliance on our assumed range of future disposition activity because any potential future disposition transactions will ultimately depend on the market conditions and other factors, including but not limited to the Company’s capital needs, the particular assets being sold and the Company’s ability to defer some or all of the taxable gain on the sales. These guidance estimates also do not include the impact on operating results from potential future acquisitions, possible capital markets activity, possible future impairment charges or any events outside of the Company’s control. There can be no assurance that the Company’s actual results will not differ materially from these estimates.

Kilroy Realty Corporation
Second Quarter 2019 Supplemental Financial Report

Common Stock Data (NYSE: KRC)

	Three Months Ended
	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018

High Price	$78.36	$76.50	$72.34	$76.67	$77.34
Low Price	$72.87	$61.44	$59.46	$69.67	$68.96
Closing Price	$73.81	$75.96	$62.88	$71.69	$75.64

Dividends per share – annualized (1)	$1.94	$1.82	$1.82	$1.82	$1.82

Closing common shares (in 000’s) (2) (3)	100,972	100,967	100,747	100,747	100,560
Closing common partnership units (in 000’s) (2)	2,023	2,023	2,025	2,025	2,071
	102,995	102,990	102,772	102,772	102,631

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(1)	In May 2019, the regular quarterly cash dividend was increased to an annualized rate of $1.94 per share, a 6.6% increase from the previous annualized dividend level of $1.82 per share.

(2)	As of the end of the period.

(3)	On July 22, 2019, the Company fully and physically settled 5,000,000 shares of common stock in connection with the August 2018 forward transaction for net proceeds of approximately $354.3 million.

Kilroy Realty Corporation
Second Quarter 2019 Supplemental Financial Report

Consolidated Balance Sheets
(unaudited, $ in thousands)

	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
ASSETS:
Land and improvements	$1,284,582	$1,184,496	$1,160,138	$1,127,100	$1,127,100
Buildings and improvements	5,712,448	5,300,313	5,207,984	5,056,050	5,017,999
Undeveloped land and construction in progress	1,827,528	2,131,358	2,058,510	2,146,430	1,993,314
Total real estate assets held for investment	8,824,558	8,616,167	8,426,632	8,329,580	8,138,413
Accumulated depreciation and amortization	(1,480,766)	(1,441,506)	(1,391,368)	(1,411,529)	(1,361,811)
Total real estate assets held for investment, net	7,343,792	7,174,661	7,035,264	6,918,051	6,776,602
Cash and cash equivalents	52,415	49,693	51,604	86,517	50,817
Restricted cash	6,300	6,300	119,430	—	—
Marketable securities	25,203	24,098	21,779	23,353	22,519
Current receivables, net	27,563	28,016	20,176	17,519	15,144
Deferred rent receivables, net	297,358	280,756	267,007	261,003	256,558
Deferred leasing costs and acquisition-related intangible assets, net	203,451	187,309	197,574	183,118	186,649
Right of use ground lease assets (1)	82,647	82,794	—	—	—
Prepaid expenses and other assets, net	55,992	50,360	52,873	72,675	76,495
TOTAL ASSETS	$8,094,721	$7,883,987	$7,765,707	$7,562,236	$7,384,784
LIABILITIES AND EQUITY:
Liabilities:
Secured debt, net	$259,455	$259,878	$335,531	$336,866	$338,189
Unsecured debt, net	2,553,651	2,552,883	2,552,070	2,207,049	2,156,521
Unsecured line of credit	375,000	185,000	45,000	330,000	295,000
Accounts payable, accrued expenses and other liabilities	385,567	373,691	374,415	360,674	278,508
Ground lease liabilities (1)	87,082	87,247	—	—	—
Accrued dividends and distributions	50,800	47,676	47,559	47,411	47,348
Deferred revenue and acquisition-related intangible liabilities, net	136,266	138,973	149,646	149,059	146,741
Rents received in advance and tenant security deposits	59,997	55,457	60,225	56,258	58,604
Total liabilities	3,907,818	3,700,805	3,564,446	3,487,317	3,320,911
Equity:
Stockholders’ Equity
Common stock	1,010	1,010	1,007	1,007	1,006
Additional paid-in capital	3,984,867	3,976,204	3,976,953	3,965,405	3,951,289
Distributions in excess of earnings	(70,345)	(62,690)	(48,053)	(161,654)	(149,368)
Total stockholders’ equity	3,915,532	3,914,524	3,929,907	3,804,758	3,802,927
Noncontrolling Interests
Common units of the Operating Partnership	78,463	78,413	78,991	76,486	78,223
Noncontrolling interests in consolidated property partnerships	192,908	190,245	192,363	193,675	182,723
Total noncontrolling interests	271,371	268,658	271,354	270,161	260,946
Total equity	4,186,903	4,183,182	4,201,261	4,074,919	4,063,873
TOTAL LIABILITIES AND EQUITY	$8,094,721	$7,883,987	$7,765,707	$7,562,236	$7,384,784

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(1)
Effective January 1, 2019, the Company adopted ASC 842 “Leases,” which requires right of use assets and liabilities for leases in which the Company is the lessee to be presented on the Company’s consolidated balance sheets.

Kilroy Realty Corporation
Second Quarter 2019 Supplemental Financial Report

Consolidated Statements of Operations
(unaudited, $ and shares in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
REVENUES
Rental income (1)	$197,629	$164,515	$397,011	$327,386
Tenant reimbursements (1)	—	19,567	—	38,717
Other property income (1)	2,863	2,990	4,683	3,791
Total revenues	200,492	187,072	401,694	369,894
EXPENSES
Property expenses (1)	38,536	32,567	76,685	64,238
Real estate taxes (1)	17,926	17,813	36,565	34,959
Provision for bad debts (1)	—	5,641	—	5,376
Ground leases (1)	2,114	1,586	4,086	3,147
General and administrative expenses	19,857	21,763	43,198	37,322
Leasing costs (1)	2,650	—	4,407	—
Depreciation and amortization	68,252	64,006	134,387	126,721
Total expenses	149,335	143,376	299,328	271,763
OTHER (EXPENSES) INCOME
Interest income and other net investment gain	616	771	2,444	805
Interest expense	(11,727)	(12,712)	(22,970)	(26,210)
Gains on sales of depreciable operating properties	7,169	—	7,169	—
Total other (expenses) income	(3,942)	(11,941)	(13,357)	(25,405)
NET INCOME	47,215	31,755	89,009	72,726
Net income attributable to noncontrolling common units of the Operating Partnership	(871)	(566)	(1,571)	(1,317)
Net income attributable to noncontrolling interests in consolidated property partnerships	(4,150)	(3,640)	(8,341)	(7,614)
Total income attributable to noncontrolling interests	(5,021)	(4,206)	(9,912)	(8,931)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$42,194	$27,549	$79,097	$63,795
Weighted average common shares outstanding – basic	100,972	99,692	100,937	99,221
Weighted average common shares outstanding – diluted	101,810	100,151	101,619	99,688
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS PER SHARE
Net income available to common stockholders per share – basic	$0.41	$0.27	$0.77	$0.63
Net income available to common stockholders per share – diluted	$0.41	$0.27	$0.77	$0.63

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(1)
Effective January 1, 2019, the Company adopted ASC 842 “Leases.” Please refer to page 10 for a description of the changes made to our 2019 consolidated statement of operations upon adoption of ASC 842 “Leases.” In accordance with the adoption of the new standard under the modified retrospective method, previously reported periods are not restated for the impact of the standard.

Kilroy Realty Corporation
Second Quarter 2019 Supplemental Financial Report

Funds From Operations and Funds Available for Distribution
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
FUNDS FROM OPERATIONS: (1)
Net income available to common stockholders	$42,194	$27,549	$79,097	$63,795
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	871	566	1,571	1,317
Net income attributable to noncontrolling interests in consolidated property partnerships	4,150	3,640	8,341	7,614
Depreciation and amortization of real estate assets	67,011	62,956	131,982	124,633
Gains on sales of depreciable real estate	(7,169)	—	(7,169)	—
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(7,152)	(6,082)	(14,105)	(12,445)
Funds From Operations (1)(2)	$99,905	$88,629	$199,717	$184,914
Weighted average common shares/units outstanding – basic (3)	104,115	102,879	104,088	102,457
Weighted average common shares/units outstanding – diluted (4)	104,952	103,338	104,770	102,924
FFO per common share/unit – basic (1)	$0.96	$0.86	$1.92	$1.80
FFO per common share/unit – diluted (1)	$0.95	$0.86	$1.91	$1.80
FUNDS AVAILABLE FOR DISTRIBUTION: (1)
Funds From Operations (1)(2)	$99,905	$88,629	$199,717	$184,914
Adjustments:
Recurring tenant improvements, leasing commissions and capital expenditures	(33,433)	(34,854)	(55,016)	(48,848)
Amortization of deferred revenue related to tenant-funded tenant improvements (2)(5)	(4,364)	(4,588)	(8,181)	(8,869)
Net effect of straight-line rents	(16,947)	(4,814)	(33,458)	(10,167)
Amortization of net below market rents (6)	(2,321)	(2,938)	(4,415)	(5,481)
Amortization of deferred financing costs and net debt discount/premium	582	267	717	582
Non-cash executive compensation expense (7)	7,244	8,669	14,828	12,267
Other lease related adjustments, net and leasing costs (8)	(1,878)	(733)	(1,843)	554
Adjustments attributable to noncontrolling interests in consolidated property partnerships	3,581	2,315	5,954	2,538
Funds Available for Distribution (1)	$52,369	$51,953	$118,303	$127,490

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(1)
See page 33 for Management Statements on Funds From Operations and Funds Available for Distribution. Reported per common share/unit amounts are attributable to common stockholders, common unitholders and restricted stock unit holders.

(2)
FFO available to common stockholders and unitholders includes amortization of deferred revenue related to tenant-funded tenant improvements of $4.4 million and $4.6 million for the three months ended June 30, 2019 and 2018, respectively, and $8.2 million and $8.9 million for the six months ended June 30, 2019 and 2018, respectively. These amounts are adjusted out of FFO in our calculation of FAD.

(3)	Calculated based on weighted average shares outstanding including participating share-based awards and assuming the exchange of all common limited partnership units outstanding.

(4)
Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of stock options, contingently issuable shares, and shares issuable under forward equity sale agreements and assuming the exchange of all common limited partnership units outstanding.

(5)	Represents revenue recognized during the period as a result of the amortization of deferred revenue recorded for tenant-funded tenant improvements.

(6)	Represents the non-cash adjustment related to the acquisition of buildings with above and/or below market rents.

(7)	Includes non-cash amortization of share-based compensation and accrued potential future executive retirement benefits.

(8)	Includes other cash and non-cash adjustments attributable to lease-related matters including GAAP revenue recognition timing differences and leasing costs.

Kilroy Realty Corporation
Second Quarter 2019 Supplemental Financial Report

Reconciliation of GAAP Net Cash Provided by Operating Activities to Funds Available for Distribution
(unaudited, $ in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
GAAP Net Cash Provided by Operating Activities	$65,870	$94,734	$165,660	$188,843
Adjustments:
Recurring tenant improvements, leasing commissions and capital expenditures	(33,433)	(34,854)	(55,016)	(48,848)
Depreciation of non-real estate furniture, fixtures and equipment	(1,241)	(1,050)	(2,405)	(2,088)
Net changes in operating assets and liabilities (1)	24,965	(890)	19,003	5,487
Noncontrolling interests in consolidated property partnerships’ share of FFO and FAD	(3,571)	(3,767)	(8,151)	(9,907)
Cash adjustments related to investing and financing activities	(221)	(2,220)	(788)	(5,997)

Funds Available for Distribution(2)	$52,369	$51,953	$118,303	$127,490

_______________________

(1)
Primarily includes changes in the following assets and liabilities: marketable securities; current receivables; prepaid expenses and other assets; accounts payable, accrued expenses and other liabilities; and rents received in advance and tenant security deposits.

(2)	Please refer to page 33 for a Management Statement on Funds Available for Distribution.

Kilroy Realty Corporation
Second Quarter 2019 Supplemental Financial Report

Net Operating Income (1)
(unaudited, $ in thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
	2019 (2)	2018 As Reported	2018 As Adjusted (3)	% Change 2019 vs. 2018 As Adjusted	2019 (2)	2018 As Reported	2018 As Adjusted (3)	% Change 2019 vs. 2018 As Adjusted
Operating Revenues:
Rental income	$173,065	$164,515	$158,981	8.9%	$344,947	$327,386	$320,926	7.5%
Tenant reimbursements	24,564	19,567	23,362	5.1%	52,064	38,717	46,037	13.1%
Other property income	2,863	2,990	2,883	(0.7)%	4,683	3,791	4,875	(3.9)%
Total operating revenues	200,492	187,072	185,226	8.2%	401,694	369,894	371,838	8.0%
Operating Expenses:
Property expenses	38,536	32,567	36,362	6.0%	76,685	64,238	71,558	7.2%
Real estate taxes	17,926	17,813	17,352	3.3%	36,565	34,959	34,036	7.4%
Provision for bad debts	—	5,641	—	—%	—	5,376	—	—%
Ground leases	2,114	1,586	2,047	3.3%	4,086	3,147	4,070	0.4%
Total operating expenses	58,576	57,607	55,761	5.0%	117,336	107,720	109,664	7.0%
Net Operating Income	$141,916	$129,465	$129,465	9.6%	$284,358	$262,174	$262,174	8.5%

________________________

(1)	Please refer to page 31 for Management Statements on Net Operating Income and page 36 for a reconciliation of GAAP Net Income Available to Common Stockholders to Net Operating Income.

(2)
Effective January 1, 2019, the Company adopted ASC 842 “Leases,” which required the following changes for all periods beginning and subsequent to January 1, 2019. In accordance with the adoption of the new standard under the modified retrospective method, previously reported periods are not restated for the impact of the standard.

- All lease related revenue required to be reported as a single component within rental income. For the three months ended June 30, 2019, rental income includes $24.5 million of tenant reimbursements and $3.6 million of lease termination fees. For the six months ended June 30, 2019, rental income includes $52.0 million of tenant reimbursements and $6.9 million of lease termination fees. For this analysis, tenant reimbursements have been broken out from rental income for comparison purposes.
- Rental income to be presented net of provision for bad debts. For the three and six months ended June 30, 2019, rental income includes provision for bad debts of $0.2 million and a recovery of provision for bad debts of $3.3 million, respectively.
- All property expenses paid directly by the Company and reimbursed by the tenant to be presented on a gross basis. For the three and six months ended June 30, 2019, rental income and property expenses both include $3.1 million and $6.1 million, respectively, of additional tenant reimbursements and the related property expenses, which were previously shown net in property expenses in prior periods. This change has no impact to net income, Net Operating Income or Funds From Operations.
- Non-tenant parking income to be presented in other property income instead of rental income since recognized under ASC 606 “Revenue from Contracts with Customers” and outside the scope of ASC 842 “Leases.”
- Real estate taxes for properties where the Company is a lessee under ground leases to be presented in ground leases instead of real estate taxes. For the three and six months ended June 30, 2019, ground leases includes $0.5 million and $0.9 million, respectively, of property taxes for properties where the Company is a lessee.

(3)
The components of Net Operating Income for the three and six months ended June 30, 2018 have been presented as if we adopted ASC 842 “Leases” effective January 1, 2018 for comparison purposes. For this analysis, tenant reimbursements have been broken out from rental income for comparison purposes. For the three and six months ended June 30, 2018 as adjusted, rental income includes $2.1 million and $2.5 million, respectively, of lease termination fees.

Kilroy Realty Corporation
Second Quarter 2019 Supplemental Financial Report

Same Store Analysis (1)
(unaudited, $ in thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
	2019	2018	2018 As Adjusted (2)	% Change 2019 vs. 2018 As Adjusted	2019	2018	2018 As Adjusted (2)	% Change 2019 vs. 2018 As Adjusted
Total Same Store Portfolio
Office Portfolio
Number of properties	89	89	89		89	89	89
Square Feet	12,896,695	12,896,695	12,896,695		12,896,695	12,896,695	12,896,695
Percent of Stabilized Portfolio	95.3%	92.9%	92.9%		95.3%	92.9%	92.9%
Average Occupancy	93.7%	94.7%	94.7%		93.5%	94.8%	94.8%

Operating Revenues: (3)
Rental income	$158,518	$156,202	$150,858	5.1%	$318,509	$311,498	$305,222	4.4%
Tenant reimbursements	22,144	17,670	21,359	3.7%	46,130	35,250	42,340	9.0%
Other property income	2,610	2,921	2,878	(9.3)%	4,361	3,688	4,867	(10.4)%
Total operating revenues	183,272	176,793	175,095	4.7%	369,000	350,436	352,429	4.7%
Operating Expenses: (3)
Property expenses	36,005	30,683	34,372	4.8%	72,358	60,647	67,737	6.8%
Real estate taxes	16,607	16,395	15,934	4.2%	33,196	32,344	31,421	5.6%
Provision for bad debts	—	5,388	—	—%	—	5,097	—	—%
Ground leases	2,114	1,586	2,048	3.2%	4,086	3,147	4,070	0.4%
Total operating expenses	54,726	54,052	52,354	4.5%	109,640	101,235	103,228	6.2%
GAAP Net Operating Income	$128,546	$122,741	$122,741	4.7%	$259,360	$249,201	$249,201	4.1%

Same Store Analysis (Cash Basis) (4)

	Three Months Ended June 30,				Six Months Ended June 30,
	2019	2018	2018 As Adjusted (2)	% Change 2019 vs. 2018 As Adjusted	2019	2018	2018 As Adjusted (2)	% Change 2019 vs. 2018 As Adjusted
Total operating revenues	$164,552	$164,974	$168,662	(2.4)%	$330,324	$328,064	$335,154	(1.4)%
Total operating expenses	54,755	48,665	52,353	4.6%	109,674	96,137	103,227	6.2%
Cash Net Operating Income	$109,797	$116,309	$116,309	(5.6)%	$220,650	$231,927	$231,927	(4.9)%

________________________

(1)
Same Store is defined as all properties owned and included in our stabilized portfolio as of January 1, 2018 and still owned and included in the stabilized portfolio as of June 30, 2019. Same Store includes 100% of consolidated property partnerships as well as the residential tower at Columbia Square.

(2)	The components of Net Operating Income for the three and six months ended June 30, 2018 have been presented as if we adopted ASC 842 “Leases” effective January 1, 2018 for comparison purposes.

(3)
Please refer to page 10 for our Net Operating Income and a description of the changes made and their impact on our consolidated statements of operations effective January 1, 2019 upon adoption of ASC 842 “Leases.” For this analysis, tenant reimbursements have been broken out from rental income. For the three and six months ended June 30, 2019, rental income includes lease termination fees of $1.7 million and $3.2 million, respectively. For the three and six months ended June 30, 2018 as adjusted, rental income includes lease termination fees of $1.9 million and $2.4 million, respectively. For our same store portfolio, the gross-up presentation of property expenses paid directly by the Company and reimbursed by the tenant increased tenant reimbursements and property expenses by $2.7 million and $5.5 million for the three and six months ended June 30, 2019, respectively. The impact of all other changes from the adoption of ASC 842 was the same for our consolidated portfolio and our same store portfolio.

(4)	Please refer to page 36 for a reconciliation of GAAP Net Income Available to Common Stockholders to Same Store GAAP Net Operating Income and Same Store Cash Net Operating Income.

Kilroy Realty Corporation
Second Quarter 2019 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region

		Portfolio Breakdown			Occupied at		Leased at
STABILIZED OFFICE PORTFOLIO	Buildings	YTD NOI %	SF %	Total SF	6/30/2019	3/31/2019 (1)	6/30/2019
Greater Los Angeles
El Segundo	5	4.9%	8.1%	1,093,050	98.0%	98.3%	98.0%
Hollywood	6	7.4%	6.0%	806,557	97.5%	99.2%	98.7%
Long Beach	7	3.1%	7.0%	949,942	93.1%	93.0%	93.3%
West Hollywood	4	1.5%	1.3%	178,699	92.2%	95.1%	98.7%
West Los Angeles	10	6.3%	6.2%	844,151	90.6%	93.3%	93.3%
Total Greater Los Angeles	32	23.2%	28.6%	3,872,399	94.8%	95.6%	96.0%
Total Orange County	1	1.2%	2.0%	271,556	66.4%	90.3%	92.5%
San Diego County
Del Mar	14	8.0%	10.0%	1,349,747	93.4%	92.7%	96.7%
I-15 Corridor	5	1.3%	4.0%	540,892	80.2%	81.8%	80.8%
Point Loma	1	0.4%	0.8%	107,456	100.0%	100.0%	100.0%
University Towne Center	1	0.2%	0.4%	47,846	91.4%	91.4%	91.4%
Total San Diego County	21	9.9%	15.2%	2,045,941	90.2%	90.2%	92.6%
San Francisco Bay Area
Menlo Park	7	3.3%	2.8%	378,358	100.0%	99.1%	100.0%
Mountain View	4	4.9%	4.0%	542,235	100.0%	100.0%	100.0%
Palo Alto	2	1.8%	1.2%	165,585	100.0%	100.0%	100.0%
Redwood City	2	4.0%	2.6%	347,269	100.0%	99.1%	100.0%
San Francisco	10	32.7%	24.4%	3,312,492	90.8%	88.0%	99.3%
South San Francisco	3	1.2%	1.1%	145,530	100.0%	78.5%	100.0%
Sunnyvale	4	5.5%	4.8%	663,460	100.0%	100.0%	100.0%
Total San Francisco Bay Area	32	53.4%	40.9%	5,554,929	94.5%	92.5%	99.6%
Greater Seattle
Bellevue	2	5.9%	6.8%	917,027	97.4%	93.8%	97.9%
Lake Union	6	6.4%	6.5%	884,763	97.8%	83.7%	98.9%
Total Greater Seattle	8	12.3%	13.3%	1,801,790	97.6%	88.8%	98.4%
TOTAL STABILIZED OFFICE PORTFOLIO	94	100.0%	100.0%	13,546,615	93.8%	92.5%	97.2%

				Total No. of Units	Average Residential Occupancy
RESIDENTIAL PROPERTY		Submarket	Buildings		Quarter-to-Date	Year-to-Date
Greater Los Angeles
1550 N. El Centro Avenue		Hollywood	1	200	76.5%	73.4%

Average Office Occupancy
Quarter-to-Date	Year-to-Date
93.5%	93.3%
________________________

(1)	Represents occupancy for properties in the stabilized portfolio as of the date presented, including properties sold subsequent to the date presented.

Kilroy Realty Corporation
Second Quarter 2019 Supplemental Financial Report

Stabilized Office Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
Greater Los Angeles, California
2240 E. Imperial Highway	El Segundo	122,870	100.0%
2250 E. Imperial Highway	El Segundo	298,728	100.0%
2260 E. Imperial Highway	El Segundo	298,728	100.0%
909 N. Pacific Coast Highway	El Segundo	244,136	92.8%
999 N. Pacific Coast Highway	El Segundo	128,588	96.5%
1500 N. El Centro Avenue	Hollywood	104,504	100.0%
1525 N. Gower Street	Hollywood	9,610	100.0%
1575 N. Gower Street	Hollywood	251,245	100.0%
6115 W. Sunset Boulevard	Hollywood	26,105	100.0%
6121 W. Sunset Boulevard	Hollywood	91,173	100.0%
6255 W. Sunset Boulevard	Hollywood	323,920	93.7%
3750 Kilroy Airport Way	Long Beach	10,457	100.0%
3760 Kilroy Airport Way	Long Beach	165,278	92.5%
3780 Kilroy Airport Way	Long Beach	219,777	80.7%
3800 Kilroy Airport Way	Long Beach	192,476	100.0%
3840 Kilroy Airport Way	Long Beach	136,026	100.0%
3880 Kilroy Airport Way	Long Beach	96,035	100.0%
3900 Kilroy Airport Way	Long Beach	129,893	91.4%
8560 W. Sunset Boulevard	West Hollywood	71,875	100.0%
8570 W. Sunset Boulevard	West Hollywood	43,603	85.1%
8580 W. Sunset Boulevard	West Hollywood	7,126	100.0%
8590 W. Sunset Boulevard	West Hollywood	56,095	86.8%
12100 W. Olympic Boulevard	West Los Angeles	152,048	87.8%
12200 W. Olympic Boulevard	West Los Angeles	150,832	89.5%
12233 W. Olympic Boulevard	West Los Angeles	151,029	98.4%
12312 W. Olympic Boulevard	West Los Angeles	76,644	100.0%
1633 26th Street	West Los Angeles	43,857	34.9%
2100/2110 Colorado Avenue	West Los Angeles	102,864	100.0%
3130 Wilshire Boulevard	West Los Angeles	90,074	100.0%
501 Santa Monica Boulevard	West Los Angeles	76,803	82.2%
Total Greater Los Angeles		3,872,399	94.8%

Kilroy Realty Corporation
Second Quarter 2019 Supplemental Financial Report

Stabilized Office Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
Orange County, California
2211 Michelson Drive	Irvine	271,556	66.4%
Total Orange County		271,556	66.4%

San Diego, California
12225 El Camino Real	Del Mar	58,401	100.0%
12235 El Camino Real	Del Mar	53,751	88.9%
12340 El Camino Real	Del Mar	89,272	50.1%
12390 El Camino Real	Del Mar	70,140	44.9%
12348 High Bluff Drive	Del Mar	38,806	100.0%
12770 El Camino Real	Del Mar	73,032	100.0%
12780 El Camino Real	Del Mar	140,591	100.0%
12790 El Camino Real	Del Mar	78,836	100.0%
12400 High Bluff Drive	Del Mar	209,220	100.0%
3579 Valley Centre Drive	Del Mar	52,418	100.0%
3611 Valley Centre Drive	Del Mar	129,656	100.0%
3661 Valley Centre Drive	Del Mar	128,364	100.0%
3721 Valley Centre Drive	Del Mar	115,193	100.0%
3811 Valley Centre Drive	Del Mar	112,067	100.0%
13280 Evening Creek Drive South	I-15 Corridor	41,196	100.0%
13290 Evening Creek Drive South	I-15 Corridor	61,180	100.0%
13480 Evening Creek Drive North	I-15 Corridor	154,157	100.0%
13500 Evening Creek Drive North	I-15 Corridor	137,658	41.3%
13520 Evening Creek Drive North	I-15 Corridor	146,701	82.1%
2305 Historic Decatur Road	Point Loma	107,456	100.0%
4690 Executive Drive	University Towne Center	47,846	91.4%
Total San Diego County		2,045,941	90.2%

Kilroy Realty Corporation
Second Quarter 2019 Supplemental Financial Report

Stabilized Office Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
San Francisco Bay Area, California
4100 Bohannon Drive	Menlo Park	47,379	100.0%
4200 Bohannon Drive	Menlo Park	45,451	100.0%
4300 Bohannon Drive	Menlo Park	63,079	100.0%
4400 Bohannon Drive	Menlo Park	48,146	100.0%
4500 Bohannon Drive	Menlo Park	63,078	100.0%
4600 Bohannon Drive	Menlo Park	48,147	100.0%
4700 Bohannon Drive	Menlo Park	63,078	100.0%
1290-1300 Terra Bella Avenue	Mountain View	114,175	100.0%
331 Fairchild Drive	Mountain View	87,147	100.0%
680 E. Middlefield Road	Mountain View	170,090	100.0%
690 E. Middlefield Road	Mountain View	170,823	100.0%
1701 Page Mill Road	Palo Alto	128,688	100.0%
3150 Porter Drive	Palo Alto	36,897	100.0%
900 Jefferson Avenue	Redwood City	228,505	100.0%
900 Middlefield Road	Redwood City	118,764	100.0%
100 Hooper Street	San Francisco	394,340	83.2%
100 First Street	San Francisco	467,095	97.5%
303 Second Street	San Francisco	740,047	73.5%
201 Third Street	San Francisco	346,538	99.2%
360 Third Street	San Francisco	429,796	100.0%
250 Brannan Street	San Francisco	100,850	100.0%
301 Brannan Street	San Francisco	82,834	66.9%
333 Brannan Street	San Francisco	185,602	100.0%
345 Brannan Street	San Francisco	110,050	99.7%
350 Mission Street	San Francisco	455,340	99.7%
345 Oyster Point Boulevard	South San Francisco	40,410	100.0%
347 Oyster Point Boulevard	South San Francisco	39,780	100.0%
349 Oyster Point Boulevard	South San Francisco	65,340	100.0%
505 Mathilda Avenue	Sunnyvale	212,322	100.0%
555 Mathilda Avenue	Sunnyvale	212,322	100.0%
605 Mathilda Avenue	Sunnyvale	162,785	100.0%
599 Mathilda Avenue	Sunnyvale	76,031	100.0%
Total San Francisco Bay Area		5,554,929	94.5%

Kilroy Realty Corporation
Second Quarter 2019 Supplemental Financial Report

Stabilized Office Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
Greater Seattle, Washington
601 108th Avenue NE	Bellevue	488,470	96.6%
10900 NE 4th Street	Bellevue	428,557	98.4%
837 N. 34th Street	Lake Union	112,487	83.0%
701 N. 34th Street	Lake Union	141,860	100.0%
801 N. 34th Street	Lake Union	169,412	100.0%
320 Westlake Avenue North	Lake Union	184,644	100.0%
321 Terry Avenue North	Lake Union	135,755	100.0%
401 Terry Avenue North	Lake Union	140,605	100.0%
Total Greater Seattle		1,801,790	97.6%

TOTAL		13,546,615	93.8%

Kilroy Realty Corporation
Second Quarter 2019 Supplemental Financial Report

Information on Leases Commenced (1)

	1st & 2nd Generation					2nd Generation
	# of Leases (2)		Square Feet (2)		Retention Rates	TI/LC Per Sq.Ft. (3)	TI/LC Per Sq.Ft. /Year (3)	Changes in GAAP Rents	Changes in Cash Rents	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter to Date	23	14	439,146	411,856	58.8%	$59.52	$7.29	45.2%	19.1%	98
Year to Date	35	30	661,759	570,478	41.1%	50.62	6.83	41.0%	17.1%	89

Information on Leases Executed (1)

	1st & 2nd Generation				2nd Generation
	# of Leases (4)		Square Feet (4)		TI/LC Per Sq.Ft. (3)	TI/LC Per Sq.Ft. /Year (3)	Changes in GAAP Rents	Changes in Cash Rents	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter to Date (5)	29	14	486,062	411,856	$67.43	$8.89	68.7%	41.3%	91
Year to Date (6)	39	30	530,811	570,478	59.98	8.37	65.4%	40.0%	86

________________________

(1)	Includes 100% of consolidated property partnerships.

(2)
Represents leasing activity for leases that commenced at properties in the stabilized portfolio during the three and six months ended June 30, 2019, including first and second generation space, net of month-to-month leases.

(3)
Includes tenant improvement costs and third-party leasing commissions. Amounts exclude tenant-funded tenant improvements and indirect leasing costs required to be expensed under ASC 842 “Leases” effective January 1, 2019.

(4)
Represents leasing activity for leases signed at properties in the stabilized portfolio during the three and six months ended June 30, 2019, including first and second generation space, net of month-to-month leases. Excludes leasing on new construction.

(5)	During the three months ended June 30, 2019, 23 new leases totaling 412,912 square feet were signed but not commenced as of June 30, 2019.

(6)	During the six months ended June 30, 2019, 28 new leases totaling 428,373 square feet were signed but not commenced as of June 30, 2019.

Kilroy Realty Corporation
Second Quarter 2019 Supplemental Financial Report

Stabilized Portfolio Capital Expenditures
($ in thousands)

	Total 2019	Q2 2019	Q1 2019
1st Generation (Nonrecurring) Capital Expenditures: (1)
Capital Improvements	$6,814	$5,047	$1,767

Tenant Improvements & Leasing Commissions (2)	5,300	1,303	3,997

Total	$12,114	$6,350	$5,764

	Total 2019	Q2 2019	Q1 2019
2nd Generation (Recurring) Capital Expenditures: (1)
Capital Improvements	$6,449	$2,447	$4,002

Tenant Improvements & Leasing Commissions (2)	48,567	30,986	17,581

Total	$55,016	$33,433	$21,583

________________________

(1)	Includes 100% of capital expenditures of consolidated property partnerships.

(2)	Includes tenant improvement costs and third-party leasing commissions. Amounts exclude tenant-funded tenant improvements.

Kilroy Realty Corporation
Second Quarter 2019 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Summary Schedule
($ in thousands, except for annualized rent per sq. ft.)

Year of Expiration	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.
Remaining 2019 (2)	38	664,585	5.3%	$37,442	6.1%	$56.34
2020 (2)	87	1,087,589	8.7%	47,563	7.7%	43.73
2021	83	864,357	7.0%	37,107	6.0%	42.93
2022	53	671,664	5.5%	30,082	4.9%	44.79
2023	69	1,180,599	9.4%	63,722	10.3%	53.97
2024	56	1,010,352	8.1%	47,647	7.7%	47.16
2025	32	547,370	4.4%	26,918	4.4%	49.18
2026	27	1,470,610	11.8%	65,133	10.6%	44.29
2027	23	1,217,266	9.8%	50,409	8.2%	41.41
2028	19	914,973	7.3%	56,298	9.1%	61.53
2029 and beyond	34	2,833,166	22.7%	153,695	25.0%	54.25
Total (3)	521	12,462,531	100.0%	$616,016	100.0%	$49.43

________________________

(1)	Includes 100% of annualized base rent of consolidated property partnerships.

(2)	Adjusting for leasing transactions executed as of June 30, 2019 but not yet commenced, the 2019 and 2020 expirations would be reduced by 486,434 and 155,408 square feet, respectively.

(3)
For leases that have been renewed early with existing tenants, the expiration date and annualized base rent information presented takes into consideration the renewed lease terms. Excludes leases not commenced as of June 30, 2019, space leased under month-to-month leases, storage leases, vacant space and future lease renewal options not executed as of June 30, 2019.

Kilroy Realty Corporation
Second Quarter 2019 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Schedule by Region
($ in thousands, except for annualized rent per sq. ft.)

Year	Region	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.

2019	Greater Los Angeles	15	42,765	0.3%	$2,220	0.4%	$51.91
	Orange County	1	4,636	0.1%	133	—%	28.69
	San Diego	6	40,154	0.3%	1,580	0.3%	39.35
	San Francisco Bay Area	12	564,784	4.5%	33,102	5.3%	58.61
	Greater Seattle	4	12,246	0.1%	407	0.1%	33.24
	Total	38	664,585	5.3%	$37,442	6.1%	$56.34

2020	Greater Los Angeles	50	459,422	3.7%	$19,654	3.2%	$42.78
	Orange County	5	38,526	0.3%	1,238	0.2%	32.13
	San Diego	15	260,552	2.1%	10,448	1.7%	40.10
	San Francisco Bay Area	13	240,366	1.9%	13,662	2.2%	56.84
	Greater Seattle	4	88,723	0.7%	2,561	0.4%	28.87
	Total	87	1,087,589	8.7%	$47,563	7.7%	$43.73

2021	Greater Los Angeles	46	295,663	2.4%	$12,150	2.0%	$41.09
	Orange County	5	72,299	0.6%	2,556	0.4%	35.35
	San Diego	13	235,674	1.9%	9,255	1.5%	39.27
	San Francisco Bay Area	11	232,409	1.9%	12,245	2.0%	52.69
	Greater Seattle	8	28,312	0.2%	901	0.1%	31.82
	Total	83	864,357	7.0%	$37,107	6.0%	$42.93

2022	Greater Los Angeles	32	281,213	2.3%	$13,918	2.3%	$49.49
	Orange County	2	6,898	0.1%	269	—%	39.00
	San Diego	7	198,982	1.6%	6,821	1.1%	34.28
	San Francisco Bay Area	6	115,111	0.9%	6,551	1.1%	56.91
	Greater Seattle	6	69,460	0.6%	2,523	0.4%	36.32
	Total	53	671,664	5.5%	$30,082	4.9%	$44.79

2023	Greater Los Angeles	29	309,859	2.5%	$17,024	2.7%	$54.94
	Orange County	3	17,738	0.1%	709	0.1%	39.97
	San Diego	11	191,444	1.5%	8,002	1.3%	41.80
	San Francisco Bay Area	20	570,640	4.6%	34,870	5.7%	61.11
	Greater Seattle	6	90,918	0.7%	3,117	0.5%	34.28
	Total	69	1,180,599	9.4%	$63,722	10.3%	$53.97

2024 and Beyond	Greater Los Angeles	63	2,123,845	17.1%	$92,210	15.0%	$43.42
	Orange County	4	36,733	0.3%	1,369	0.2%	37.27
	San Diego	29	890,052	7.1%	40,522	6.6%	45.53
	San Francisco Bay Area	59	3,482,324	27.9%	207,438	33.7%	59.57
	Greater Seattle	36	1,460,783	11.7%	58,561	9.5%	40.09
	Total	191	7,993,737	64.1%	$400,100	65.0%	$50.05

________________________

(1)	Includes 100% of annualized base rent of consolidated property partnerships.

Kilroy Realty Corporation
Second Quarter 2019 Supplemental Financial Report

Stabilized Portfolio Quarterly Lease Expirations for 2019 and 2020
($ in thousands, except for annualized rent per sq. ft.)

	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.
2019:
Q3 2019	19	468,898	3.7%	$27,687	4.5%	$59.05
Q4 2019	19	195,687	1.6%	9,755	1.6%	49.85
Total 2019 (2)	38	664,585	5.3%	$37,442	6.1%	$56.34

2020:
Q1 2020	27	319,088	2.6%	$13,511	2.2%	$42.34
Q2 2020	20	181,380	1.5%	7,948	1.3%	43.82
Q3 2020	18	229,589	1.8%	9,191	1.5%	40.03
Q4 2020	22	357,532	2.8%	16,913	2.7%	47.30
Total 2020 (2)	87	1,087,589	8.7%	$47,563	7.7%	$43.73

________________________

(1)	Includes 100% of annualized base rent of consolidated property partnerships.

(2)	Adjusting for leasing transactions executed as of June 30, 2019 but not yet commenced, the 2019 and 2020 expirations would be reduced by 486,434 and 155,408 square feet, respectively.

Kilroy Realty Corporation
Second Quarter 2019 Supplemental Financial Report

Top Fifteen Tenants (1)
($ in thousands)

Tenant Name	Region	Annualized Base Rental Revenue (2)	Rentable Square Feet	Percentage of Total Annualized Base Rental Revenue	Percentage of Total Rentable Square Feet
Dropbox, Inc. (3)	San Francisco Bay Area	$35,054	529,552	5.7%	3.9%
LinkedIn Corporation / Microsoft Corporation	San Francisco Bay Area	29,752	663,460	4.8%	4.9%
Adobe Systems Inc.	San Francisco Bay Area / Greater Seattle	27,928	513,111	4.5%	3.8%
salesforce.com, inc.	San Francisco Bay Area	24,076	451,763	3.9%	3.3%
DIRECTV, LLC	Greater Los Angeles	23,152	684,411	3.8%	5.1%
Box, Inc.	San Francisco Bay Area	22,441	371,792	3.6%	2.7%
Okta, Inc.	San Francisco Bay Area	17,122	207,066	2.8%	1.5%
Riot Games, Inc.	Greater Los Angeles	15,514	251,509	2.5%	1.9%
Synopsys, Inc.	San Francisco Bay Area	15,492	340,913	2.5%	2.5%
Viacom International, Inc.	Greater Los Angeles	13,718	211,343	2.2%	1.6%
Amazon.com	Greater Seattle	12,513	277,399	2.0%	2.0%
Concur Technologies	Greater Seattle	10,643	288,322	1.7%	2.1%
Cisco Systems, Inc.	San Francisco Bay Area	9,830	135,296	1.6%	1.0%
Capital One, N.A.	San Francisco Bay Area	9,170	117,993	1.5%	0.9%
AMN Healthcare, Inc.	San Diego County	9,001	176,075	1.5%	1.3%

Total Top Fifteen Tenants		$275,406	5,220,005	44.6%	38.5%

________________________

(1)	The information presented is as of June 30, 2019.

(2)	Includes 100% of annualized base rental revenues of consolidated property partnerships.

(3)
In May and June 2019, the Company completed construction and commenced GAAP revenue on its lease with Dropbox, Inc. for the first phase of The Exchange on 16th, which represents approximately 52% of the 750,000 square foot development project located in San Francisco’s Mission Bay district.

Kilroy Realty Corporation
Second Quarter 2019 Supplemental Financial Report

2019 Dispositions
($ in millions)

COMPLETED DISPOSITIONS
Property	Submarket	Month of Disposition	No. of Buildings	Rentable Square Feet	Sales Price (1)
1st Quarter
None

2nd Quarter
2829 Townsgate Road, Thousand Oaks, CA	101 Corridor	May	1	84,098	$18.3

TOTAL DISPOSITIONS			1	84,098	$18.3

____________________

(1)	Represents gross sales price before the impact of commissions and closing costs.

Kilroy Realty Corporation
Second Quarter 2019 Supplemental Financial Report

Consolidated Ventures (Noncontrolling Property Partnerships)

Property (1)	Venture Partner	Submarket	Rentable Square Feet	KRC Ownership %
100 First Street, San Francisco, CA	Norges Bank Real Estate Management	San Francisco	467,095	56%
303 Second Street, San Francisco, CA	Norges Bank Real Estate Management	San Francisco	740,047	56%
900 Jefferson Avenue and 900 Middlefield Road, Redwood City, CA (2)	Local developer	Redwood City	347,269	93%

____________________

(1)	For breakout of Net Operating Income by partnership, refer to page 36, Reconciliation of Net Income Available to Common Stockholders to Same Store Net Operating Income.

(2)	Reflects the KRC ownership percentage at time of agreement. Actual percentage may vary depending on cash flows or promote structure.

Kilroy Realty Corporation
Second Quarter 2019 Supplemental Financial Report

Stabilized Development Projects
($ in millions)

STABILIZED DEVELOPMENT PROJECTS	Location	Start Date	Completion Date	Total Estimated Investment	Rentable Square Feet	Office % Occupied

1st Quarter
None

2nd Quarter
100 Hooper (1)	San Francisco	4Q 2016	2Q 2018	$275.0	394,340	100%

____________________

(1)	The project is comprised of 311,859 square feet of office and 82,481 square feet of PDR space. The office component is 100% occupied by Adobe and the PDR component is 86% leased and 20% occupied.

Kilroy Realty Corporation
Second Quarter 2019 Supplemental Financial Report

In-Process Development
($ in millions)

	Location	Construction Start Date	Estimated Stabilization Date (2)	Estimated Rentable Square Feet	Total Estimated Investment	Total Cash Costs Incurred as of 6/30/2019 (3)	Total Project % Leased	Total Project % Occupied
TENANT IMPROVEMENT (1)

Office
San Francisco Bay Area
The Exchange on 16th (4)	San Francisco	2Q 2015	3Q 2020	750,000	$585.0	$498.0	99%	52%
Mixed-Use
San Diego County
One Paseo - Retail	Del Mar	4Q 2016	1Q 2020	96,000	100.0	90.6	94%	72%

TOTAL:				846,000	$685.0	$588.6	99%	55%

UNDER CONSTRUCTION	Location	Construction Start Date	Estimated Stabilization Date (2)	Estimated Rentable Square Feet	Total Estimated Investment	Total Cash Costs Incurred as of 6/30/2019 (3)	Office % Leased

Office / Life Science
San Francisco Bay Area
Kilroy Oyster Point - Phase I	South San Francisco	1Q 2019	3Q 2022	660,000	$600.0	$95.4	—%
San Diego County
9455 Towne Centre Drive	University Towne Center	1Q 2019	2Q 2021	160,000	125.0	28.5	—%
Greater Seattle
333 Dexter (5)	South Lake Union	2Q 2017	3Q 2022	635,000	410.0	232.2	100%
Mixed-Use
Greater Los Angeles
Netflix // On Vine - Office	Hollywood	1Q 2018	1Q 2021	355,000	300.0	151.7	100%
Living // On Vine - Residential	Hollywood	4Q 2018	4Q 2020	193 Resi Units	195.0	70.2	N/A
San Diego County
One Paseo - Residential	Del Mar	4Q 2016	3Q 2019 - 3Q 2020	608 Resi Units	375.0	320.2	N/A
One Paseo - Office	Del Mar	4Q 2018	2Q 2021	285,000	205.0	121.3	60%

TOTAL:					$2,210.0	$1,019.5	55%

________________________

(1)	Represents projects that have reached cold shell condition and are ready for tenant improvements, which may require additional major base building construction before being placed in service.

(2)
For office and retail, represents the earlier of anticipated 95% occupancy date or one year from substantial completion of base building components. For multi-phase projects, interest and carry cost capitalization may cease and recommence driven by various factors, including tenant improvement construction and other tenant related timing or project scope.

(3)
Represents costs incurred as of June 30, 2019, excluding accrued liabilities recorded in accordance with GAAP. Upon adoption of ASC 842 “Leases” effective January 1, 2019, also excludes leasing overhead.

(4)
The Company has an executed 15-year lease for 100% of the office space with Dropbox, Inc., which commenced in phases beginning in the fourth quarter of 2018 through the fourth quarter of 2019. In the latter half of the second quarter of 2019, the Company delivered and commenced revenue recognition on Phase I of The Exchange on 16th, representing approximately 52% of the 750,000 square foot development project located in San Francisco’s Mission Bay district. The estimated stabilization dates for Phase II and Phase III are the fourth quarter of 2019 and the third quarter of 2020, respectively.

(5)	In June 2019, the Company executed a lease with a Fortune 50 publicly-traded company for 100% of 333 Dexter.

Kilroy Realty Corporation
Second Quarter 2019 Supplemental Financial Report

Future Development Pipeline
($ in millions)

FUTURE DEVELOPMENT PIPELINE	Location	Approx. Developable Square Feet (1)	Total Cash Costs Incurred as of 6/30/2019 (2)

San Diego County
2100 Kettner	Little Italy	175,000 - 200,000	$26.4
Santa Fe Summit – Phases II and III	56 Corridor	600,000 - 650,000	78.2
San Francisco Bay Area
Kilroy Oyster Point - Phases II - IV	South San Francisco	1,750,000 - 1,900,000	298.5
Flower Mart (3)	SOMA	2,300,000	239.9
TOTAL:			$643.0

________________________

(1)
The developable square feet and scope of projects could change materially from estimated data provided due to one or more of the following: any significant changes in the economy, market conditions, our markets, tenant requirements and demands, construction costs, new supply, regulatory and entitlement processes or project design.

(2)	Represents costs incurred as of June 30, 2019, excluding accrued liabilities recorded in accordance with GAAP.

(3)
On July 18, 2019, the San Francisco Planning Commission approved an initial office allocation of approximately 1.4 million square feet under Proposition M, as well as priority for a future phase allocation of approximately 350,000 square feet in 2021, with the remainder of the more than two million square feet of office space allocated after 2021. The Flower Mart Project’s development agreement must still be approved by the San Francisco Board of Supervisors and signed by the Mayor, which could be as early as October of this year. The Flower Mart is an approximately 2.3 million square foot mixed-use project located in Central SOMA.

Kilroy Realty Corporation
Second Quarter 2019 Supplemental Financial Report

Capital Structure
As of June 30, 2019
($ in thousands)

	Shares/Units June 30, 2019	Aggregate Principal Amount or $ Value Equivalent	% of Total Market Capitalization
DEBT: (1)
Unsecured Line of Credit		$375,000	3.5%
Unsecured Term Loan Facility		150,000	1.4%
Unsecured Senior Notes due 2023		300,000	2.8%
Unsecured Senior Notes due 2024		425,000	3.9%
Unsecured Senior Notes due 2025		400,000	3.7%
Unsecured Senior Notes Series A & B due 2026		250,000	2.3%
Unsecured Senior Notes due 2028		400,000	3.7%
Unsecured Senior Notes due 2029		400,000	3.7%
Unsecured Senior Notes Series A & B due 2027 & 2029		250,000	2.3%
Secured Debt		260,427	2.4%
Total Debt		$3,210,427	29.7%
EQUITY AND NONCONTROLLING INTEREST IN THE OPERATING PARTNERSHIP: (2)
Common limited partnership units outstanding (3)	2,023,287	$149,339	1.4%
Shares of common stock outstanding (4)	100,972,035	7,452,746	68.9%
Total Equity and Noncontrolling Interests in the Operating Partnership		$7,602,085	70.3%
TOTAL MARKET CAPITALIZATION		$10,812,512	100.0%

________________________

(1)	Represents the gross aggregate principal amount due at maturity before the effect of unamortized deferred financing costs and premiums and discounts.

(2)	Value based on closing share price of $73.81 as of June 30, 2019.

(3)	Includes common units of the Operating Partnership not owned by the Company; does not include noncontrolling interests in consolidated property partnerships.

(4)
Shares of common stock outstanding exclude 6,201,204 shares of common stock sold under forward equity sale agreements that remained to be settled as of June 30, 2019. On July 22, 2019, the Company fully and physically settled 5,000,000 shares of common stock in connection with the August 2018 forward transaction for net proceeds of approximately$354.3 million, which was used to pay down the unsecured revolving credit facility.

Kilroy Realty Corporation
Second Quarter 2019 Supplemental Financial Report

Debt Analysis
As of June 30, 2019

TOTAL DEBT COMPOSITION
	Percent of Total Debt	Weighted Average
		Interest Rate	Years to Maturity
Secured vs. Unsecured Debt
Unsecured Debt	91.9%	4.0%	6.5
Secured Debt	8.1%	3.9%	7.6
Floating vs. Fixed-Rate Debt
Floating-Rate Debt	16.4%	3.4%	3.1
Fixed-Rate Debt	83.6%	4.1%	7.3

Stated Interest Rate		4.0%	6.6

GAAP Effective Rate		4.0%

GAAP Effective Rate Including Debt Issuance Costs		4.2%

KEY DEBT COVENANTS
	Covenant	Actual Performance as of June 30, 2019
Unsecured Credit and Term Loan Facility and Private Placement Notes (as defined in the Credit Agreements):
Total debt to total asset value	less than 60%	30%
Fixed charge coverage ratio	greater than 1.5x	3.3x
Unsecured debt ratio	greater than 1.67x	2.93x
Unencumbered asset pool debt service coverage	greater than 1.75x	4.03x

Unsecured Senior Notes due 2023, 2024, 2025, 2028 and 2029 (as defined in the Indentures):
Total debt to total asset value	less than 60%	35%
Interest coverage	greater than 1.5x	10.6x
Secured debt to total asset value	less than 40%	3%
Unencumbered asset pool value to unsecured debt	greater than 150%	282%

Kilroy Realty Corporation
Second Quarter 2019 Supplemental Financial Report

Debt Analysis
($ in thousands)

DEBT MATURITY SCHEDULE
Floating/ Fixed Rate	Stated Rate	Maturity Date	2019	2020	2021	2022	2023	After 2023	Total (1)

Unsecured Debt:
Floating	3.41%	7/31/2022				$375,000			$375,000
Floating	3.52%	7/31/2022				150,000			150,000
Fixed	3.80%	1/15/2023					300,000		300,000
Fixed	3.45%	12/15/2024						425,000	425,000
Fixed	4.38%	10/1/2025						400,000	400,000
Fixed	4.30%	7/18/2026						50,000	50,000
Fixed	4.35%	10/18/2026						200,000	200,000
Fixed	3.35%	2/17/2027						175,000	175,000
Fixed	4.75%	12/15/2028						400,000	400,000
Fixed	3.45%	2/17/2029						75,000	75,000
Fixed	4.25%	8/15/2029						400,000	400,000

Total unsecured debt	3.96%		—	—	—	525,000	300,000	2,125,000	2,950,000

Secured Debt:
Fixed	3.57%	12/1/2026	—	3,224	3,341	3,462	3,587	156,386	170,000
Fixed	4.48%	7/1/2027	925	1,913	2,001	2,092	2,188	81,308	90,427

Total secured debt	3.89%		925	5,137	5,342	5,554	5,775	237,694	260,427

Total	3.96%		$925	$5,137	$5,342	$530,554	$305,775	$2,362,694	$3,210,427

________________________

(1)	Represents the gross aggregate principal amount due at maturity before the effect of unamortized deferred financing costs and premiums and discounts.

Kilroy Realty Corporation
Second Quarter 2019 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures

Included in this section are management’s statements regarding certain non-GAAP financial measures provided in this supplemental financial report and, with respect to Funds From Operations available to common stockholders and common unitholders (“FFO”), in the Company’s earnings release on July 24, 2019 and the reasons why management believes that these measures provide useful information to investors about the Company’s financial condition and results of operations.

Net Operating Income:

Management believes that Net Operating Income (“NOI”) is a useful supplemental measure of the Company’s operating performance. The Company defines NOI after the adoption of the new lease accounting standard ASC 842 as follows: consolidated operating revenues (rental income and other property income) less consolidated property and related expenses (property expenses, real estate taxes and ground leases). The Company defines NOI prior to the adoption of the new lease accounting standard ASC 842 as follows: consolidated operating revenues (rental income, tenant reimbursements and other property income) less consolidated property and related expenses (property expenses, real estate taxes, provision for bad debts and ground leases). Other real estate investment trusts (“REITs”) may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.

Because NOI excludes leasing costs, general and administrative expenses, interest expense, depreciation and amortization, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the consolidated revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. The Company uses NOI to evaluate its operating performance on a portfolio basis since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant base have on the Company’s results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company’s financial and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of performance in the real estate industry.

However, NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, leasing costs, interest expense, depreciation and amortization costs, other nonproperty income and losses and the level of capital expenditures necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Same Store Net Operating Income:

Management believes that Same Store NOI is a useful supplemental measure of the Company’s operating performance. Same Store NOI represents the consolidated NOI for all of the properties that were owned and included in the Company's stabilized portfolio for two comparable reporting periods. Because Same Store NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company’s Same Store NOI may not be comparable to other REITs.

However, Same Store NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company’s entire portfolio, nor does it reflect the impact of general and administrative expenses, leasing costs, interest expense, depreciation and amortization costs, other nonproperty income and losses and the level of capital expenditures necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Kilroy Realty Corporation
Second Quarter 2019 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued

Same Store Cash Net Operating Income:

Management believes that Same Store Cash NOI is a useful supplemental measure of the Company’s operating performance. Same Store Cash NOI represents the consolidated NOI for all of the properties that were owned and included in the Company’s stabilized portfolio for two comparable reporting periods, adjusted for the net effect of straight-line rents, amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above and below market lease intangibles, and the provision for bad debts. Because Same Store Cash NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends on a cash basis such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store Cash NOI, and accordingly, our Same Store Cash NOI may not be comparable to other REITs.

However, Same Store Cash NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company's entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company's results from operations.

EBITDA, as adjusted:

Management believes that consolidated earnings before interest expense, depreciation and amortization, gain/loss on early extinguishment of debt, gains and losses on depreciable real estate, net income attributable to noncontrolling interests, preferred dividends and distributions, original issuance costs of redeemed preferred stock and preferred units, and impairment losses (“EBITDA, as adjusted”) is a useful supplemental measure of the Company’s operating performance. When considered with other GAAP measures and FFO, management believes EBITDA, as adjusted, gives the investment community a more complete understanding of the Company’s consolidated operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. Management also believes it is appropriate to present EBITDA, as adjusted, as it is used in several of the Company’s financial covenants for both its secured and unsecured debt. However, EBITDA, as adjusted, should not be viewed as an alternative measure of the Company’s operating performance since it excludes financing costs as well as depreciation and amortization costs which are significant economic costs that could materially impact the Company’s results of operations and liquidity. Other REITs may use different methodologies for calculating EBITDA, as adjusted, and, accordingly, the Company’s EBITDA, as adjusted, may not be comparable to other REITs. The Company’s calculation of EBITDA, as adjusted, is the same as EBITDAre, as defined by NAREIT, as the Company does not have any unconsolidated joint ventures.

Kilroy Realty Corporation
Second Quarter 2019 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued

Funds From Operations:

The Company calculates Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the 2018 Restated White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

Management believes that FFO is a useful supplemental measure of the Company’s operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company’s activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company’s FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.

Funds Available for Distribution:

Management believes that Funds Available for Distribution available to common stockholders and common unitholders (“FAD”) is a useful supplemental measure of the Company’s liquidity. The Company computes FAD by adding to FFO the non-cash amortization of deferred financing costs, debt discounts and premiums and share-based compensation awards, amortization of above (below) market rents for acquisition properties and non-cash executive compensation expense then subtracting recurring tenant improvements, leasing commissions and capital expenditures and eliminating the net effect of straight-line rents, amortization of deferred revenue related to tenant improvements, adjusting for other lease related items and after adjustment for amounts attributable to noncontrolling interests in consolidated property partnerships. FAD provides an additional perspective on the Company’s ability to fund cash needs and make distributions to stockholders by adjusting FFO for the impact of certain cash and non-cash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. Management also believes that FAD provides useful information to the investment community about the Company’s financial position as compared to other REITs since FAD is a liquidity measure used by other REITs. However, other REITs may use different methodologies for calculating FAD and, accordingly, the Company’s FAD may not be comparable to other REITs.

Kilroy Realty Corporation
Second Quarter 2019 Supplemental Financial Report

Definitions Included in Supplemental
Annualized Base Rent:

Includes the impact of straight-lining rent escalations and the amortization of free rent periods and excludes the impact of the following: amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above/below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue. Additionally, the underlying leases contain various expense structures including full service gross, modified gross and triple net. Amounts represent percentage of total portfolio annualized contractual base rental revenue.

Change in GAAP/Cash Rents (Leases Commenced):

Calculated as the change between GAAP/cash rents for new/renewed leases and the expiring GAAP/cash rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

Change in GAAP/Cash Rents (Leases Executed):

Calculated as the change between GAAP/cash rents for signed leases and the expiring GAAP/cash rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

Estimated Stabilization Date (Development):

Management’s estimation of the earlier of stabilized occupancy (95%) or one year from the date of the cessation of major base building construction activities for office and retail properties and upon substantial completion for residential properties.

FAD Payout Ratio:

Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FAD.

First Generation Capital Expenditures:

Capital expenditures for newly acquired space, newly developed, redeveloped, or repositioned space. These costs are not subtracted in our calculation of FAD.

Fixed Charge Coverage Ratio:

Calculated as EBITDA, as adjusted, divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums) and current year accrued preferred dividends.

FFO Payout Ratio:

Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FFO attributable to common stockholders and unitholders.

Kilroy Realty Corporation
Second Quarter 2019 Supplemental Financial Report

Definitions Included in Supplemental, continued
GAAP Effective Rate:

The rate at which interest expense is recorded for financial reporting purposes, which reflects the amortization of any discounts/premiums, excluding debt issuance costs.

Interest Coverage Ratio:

Calculated as EBITDA, as adjusted, divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums).

Net Effect of Straight-Line Rents:

Represents the straight-line rent income recognized during the period offset by cash received during the period that was applied to deferred rents receivable balances for terminated leases and the provision for bad debts recorded for deferred rent receivable balances.

Net Operating Income Margins:

Calculated as Net Operating Income divided by total revenues.

Retention Rates (Leases Commenced):

Calculated as the percentage of space either renewed or expanded into by existing tenants or subtenants at lease expiration.

Same Store Portfolio:

Our Same Store portfolio includes all of our properties owned and included in our stabilized portfolio for two comparable reporting periods, i.e., owned and included in our stabilized portfolio as of January 1, 2018 and still owned and included in the stabilized portfolio as of June 30, 2019. It does not include undeveloped land, development and redevelopment properties currently committed for construction, under construction, or in the tenant improvement phase and properties held-for-sale. We define redevelopment properties as those projects for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan, the intended result of which is a higher economic return on the property.

Stated Interest Rate:

The rate at which interest expense is recorded per the respective loan documents, excluding the impact of the amortization of any debt discounts/premiums.

Tenant Improvement Phase:

Represents projects that have reached cold shell condition and are ready for tenant improvements, which may require additional major base building construction before being placed in service.

Kilroy Realty Corporation
Second Quarter 2019 Supplemental Financial Report

Reconciliation of Net Income Available to Common Stockholders to Same Store Net Operating Income
(unaudited, $ in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net Income Available to Common Stockholders	$42,194	$27,549	$79,097	$63,795
Net income attributable to noncontrolling common units of the Operating Partnership	871	566	1,571	1,317
Net income attributable to noncontrolling interests in consolidated property partnerships	4,150	3,640	8,341	7,614
Net Income	47,215	31,755	89,009	72,726
Adjustments:
General and administrative expenses	19,857	21,763	43,198	37,322
Leasing costs	2,650	—	4,407	—
Depreciation and amortization	68,252	64,006	134,387	126,721
Interest income and other net investment loss (gain)	(616)	(771)	(2,444)	(805)
Interest expense	11,727	12,712	22,970	26,210
Gains on sales of depreciable operating properties	(7,169)	—	(7,169)	—
Net Operating Income, as defined (1)	141,916	129,465	284,358	262,174
Wholly-Owned Properties	122,010	111,671	251,249	226,081
Consolidated property partnerships: (2)
100 First Street (3)	6,027	4,507	5,638	9,255
303 Second Street (3)	8,072	7,551	15,870	15,328
Crossing/900 (4)	5,807	5,736	11,601	11,510
Net Operating Income, as defined (1)	141,916	129,465	284,358	262,174
Non-Same Store GAAP Net Operating Income (5)	(13,370)	(6,724)	(24,998)	(12,973)
Same Store GAAP Net Operating Income	128,546	122,741	259,360	249,201
GAAP to Cash Adjustments:
GAAP Operating Revenues Adjustments, net (6)	(18,720)	(11,819)	(38,676)	(22,372)
GAAP Operating Expenses Adjustments, net (7)	(29)	5,387	(34)	5,098
Same Store Cash Net Operating Income	$109,797	$116,309	$220,650	$231,927

________________________

(1)	Please refer to pages 31-32 for Management Statements on Net Operating Income, Same Store Net Operating Income and Same Store Cash Net Operating Income.

(2)	Reflects GAAP Net Operating Income for all periods presented.

(3)	For all periods presented, an unrelated third party entity owned approximately 44% common equity interests in two properties located at 100 First Street and 303 Second Street in San Francisco, CA.

(4)
For all periods presented, an unrelated third party entity owned an approximate 7% common equity interest in two properties located at 900 Jefferson Avenue and 900 Middlefield Road in Redwood City, CA.

(5)
Includes the results of three office properties we acquired in the first quarter of 2018, one office property we acquired in the fourth quarter of 2018, eleven properties disposed of during the fourth quarter of 2018, one office property disposed of during the second quarter of 2019 and our in-process and future development projects.

(6)	Includes the net effect of straight-line rents, amortization of deferred revenue related to tenant-funded tenant improvements and amortization of above and below market lease intangibles.

(7)	Includes the amortization of above and below market lease intangibles for ground leases and the provision for bad debts.

Kilroy Realty Corporation
Second Quarter 2019 Supplemental Financial Report

Reconciliation of Net Income Available to Common Stockholders to EBITDA, as Adjusted
(unaudited, $ in thousands)

	Three Months Ended June 30,
	2019	2018
Net Income Available to Common Stockholders	$42,194	$27,549
Interest expense	11,727	12,712
Depreciation and amortization	68,252	64,006
Net income attributable to noncontrolling common units of the Operating Partnership	871	566
Net income attributable to noncontrolling interests in consolidated property partnerships	4,150	3,640
Gains on sales of depreciable operating properties	(7,169)	—
EBITDA, as adjusted (1)	$120,025	$108,473

________________________

(1)
Please refer to page 32 for a Management Statement on EBITDA, as adjusted. The Company’s calculation of EBITDA, as adjusted, is the same as EBITDAre, as defined by NAREIT, as the Company does not have any unconsolidated joint ventures.